Exhibit 32
Certification of Periodic Financial
Report Pursuant to 18 U.S.C. Section 1350
     Pursuant to 18 U.S.C. Section 1350, as adopted in Section 906 of the Sarbanes-Oxley Act of 2002, William R. Jackson, Rockford’s President, and Richard G. Vasek, Rockford’s Chief Financial Officer, each certifies with respect to Rockford Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, that:
• the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

• information contained in the report fairly presents, in all material respects, Rockford’s financial condition and results of operations.

/s/ William R. Jackson

William R. Jackson
Date: April 14, 2009	President

/s/ Richard G. Vasek

Richard G. Vasek
Date: April 14, 2009	Chief Financial Officer